UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2022 (the “Effective Date”), Vapotherm, Inc. (the “Company”) entered into an Amendment No. 3 to Loan and Security Agreement with SLR Investment Corp., as Collateral Agent, and the lenders party thereto (the “Third Amendment,” together with the Loan and Security Agreement, the “Amended Loan and Security Agreement”). The Third Amendment includes:

•	A reduction of the Company’s minimum liquidity covenant to $5 million from $20 million;

•	An amendment to the Company’s minimum revenue covenant during 2023 as tested on a trailing six-month basis (the “2023 Minimum Revenue Covenant);

•

If the Company raises $15 million of net cash equity proceeds (the “Equity Raise”) prior to July 1, 2023 the 2023 Minimum Revenue Covenant will be waived and the Company must only demonstrate net product revenue of at least $25 million (measured on trailing six-month basis for the month ending September 30, 2023) for the fiscal year ending December 31, 2023;

•

The option for the Company to pay up to 8% of the interest under the Amended Loan and Security Agreement rate-in-kind (rather than solely in cash as provided for prior to the Effective Date) during 2023 (the “PIK Interest”), subject to payment of a fee equal to 10% of the PIK Interest; provided that the PIK Interest option is reduced to 4% of the interest under the Amended Loan and Security Agreement upon satisfaction of the Equity Raise;

•

An amendment to the Company’s minimum revenue covenant during 2024 to be an amount to be agreed by the parties but not less than 75% of the Company’s forecasted net product revenue (based off the Company’s annual projections;

•	The issuance of additional warrants to the lenders equal to 5% of the PIK Interest; and

•

A reset of the exercise price of warrants to purchase 107,373 shares of the Company’s common stock issued to the lenders on February 18, 2022 in connection with the Term A Loan Facility funding to a new exercise price of the lower of (a) the ten-day trailing average of the price per share ending the day immediately prior to the Effective Date or (b) the price per share the day immediately prior to the Effective Date.

The foregoing summary of the Third Amendment, which includes other customary terms, conditions and restrictions, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure

On November 22, 2022, the Company issued a press release announcing the Third Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to Loan and Security Agreement, dated as of November 22, 2022, among Vapotherm, Inc., SLR Investment Corp., as Collateral Agent, and the Lenders Party Thereto

10.2	Form of Amended and Restated Warrant to Purchase Common Stock, dated February 18, 2022, issued by Vapotherm, Inc. in Connection with Credit Facility

99.1	Press Release Issued by Vapotherm, Inc. on November 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date: November 22, 2022	By:	/s/ James A. Lightman
James A. Lightman
Senior Vice President, General Counsel and Secretary